UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report November 5, 2004

Commission File Number 000-27261

CH2M HILL Companies, Ltd.

(Exact name of registrant as specified in its charter)

Oregon	93-0549963
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9191 South Jamaica Street, Englewood, CO	80112-5946
(Address of principal executive offices)	(Zip Code)

(303) 771-0900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K

Item 8.01.  Other Events.

New Price for Common Stock and Trade Date Established.

                Effective November 5, 2004, the Board of Directors established the price of the CH2M HILL common stock at $14.65 per share.  This price is a 12.3% increase over the price of CH2M HILL common stock that was set by the CH2M HILL Board of Directors on August 6, 2004.  For an explanation of CH2M HILL’s historical financial performance, see CH2M HILL’s financial information included in CH2M HILL’s public filings with the United States Securities and Exchange Commission which may be accessed on the Commission’s web site located at http://www.sec.gov.

                The next trade date on CH2M HILL’s internal market is December 3, 2004.  Those eligible participants who wish to buy or sell CH2M HILL common stock on this trade date will need to notify our broker, Neidiger, Tucker and Bruner, Inc. (“NTB”), no later than November 26, 2004.  All eligible participants will receive detailed information about the trade date and how to participate directly from NTB.

                The price of the CH2M HILL common stock is established by the Board of Directors pursuant to the following valuation methodology:

Share Price = [(7.8 x M x P) + (SE)]/CS

The following table sets forth information concerning the various factors and values used by the Board of Directors to determine the new stock price.  For an explanation of the factors and values used by the CH2M HILL Board of Directors in setting the price of the common stock, see the section titled “ INTERNAL MARKET INFORMATION — Stock Price Determined by Board of Directors” in our prospectus dated February 27, 2004 and amended as of April 21, 2004 which you can find at http://www.sec.gov or receive from CH2M HILL by calling (303) 771-0900.

Effective Date	Price Per Share	M(1)	P(2) (in thousands)	SE(3) (in thousands)	CS(4) (in thousands)
November 5, 2004	$14.65	1.0	$32,429	$235,724	33,355

The factors and values in the table above are defined as follows:

                (1)           “M” is the market factor, which is subjectively determined in the sole discretion of the Board of Directors.  In determining the market factor, the Board of Directors takes into account numerous factors further described in our prospectus in determining the fair market value of the common stock.

                (2)           “P” is profit after tax, otherwise referred to as net income, for the four fiscal quarters immediately preceding the trade date.

                (3)           “SE” is total shareholders’ equity, which includes intangible items, as set forth on CH2M HILL’s quarterly or annual financial statements for the relevant period.  For purposes of setting the price of the common stock, the Board excluded from the “SE” parameter: (i) a non-cash reduction in shareholders’ equity for a minimum pension liability adjustment in the amount of $15.5 million, net of tax; and (ii) a non-cash increase in shareholders’ equity due to an unrealized gain on marketable equity securities in the amount of $1.0 million, net of tax. The minimum pension liability adjustment and the unrealized gain or loss on marketable equity securities will continue to be excluded from the “SE” parameter on a going forward basis.  We anticipate that the corresponding “SE” exclusions related to any future changes in the minimum pension liability adjustment and the unrealized gain or loss on marketable equity securities will be disclosed at the time they occur.

                (4)           “CS” is the weighted average number of shares of common stock outstanding during the four fiscal quarters immediately preceding the trade date, calculated on a fully diluted basis.  By comparison, the year to date weighted average number of shares of common stock as reflected in the diluted earnings per share calculation in CH2M HILL’s financial statements is 32,002,881.

Historical Prices for CH2M HILL Common Stock

The prices for CH2M HILL common stock for the past three years have been:

Effective Date	Price Per Share	Percentage Price Increase (Decrease)
November 9, 2001	10.90	3.7%
February 15, 2002	11.21	2.8%
May 9, 2002	11.23	0.2%
August 9, 2002	11.53	2.7%
November 8, 2002	11.58	0.4%
February 14, 2003	11.89	2.7%
May 8, 2003	11.94	0.4%
August 8, 2003	12.03	0.7%
November 7, 2003	11.88	(1.3)%
February 13, 2004	12.07	1.6%
May 6, 2004	12.11	0.3%
August 6, 2004	13.04	7.7%
November 5, 2004	14.65	12.3%

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, CH2M HILL has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CH2M HILL COMPANIES, LTD.

Date: November 5, 2004	By:	/s/ Samuel H. Iapalucci
Samuel H. Iapalucci

	Its:	Executive Vice President and Chief Financial Officer